As filed with the Securities and Exchange Commission on September 4, 2009

Registration No. 333-

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIHUA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	3350	14-1961536
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Houxiang Five Star Industry District
Danyang City, Jiangsu Province, PR China 212312
+86 51 86317399

(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)

Jianhua Zhu
Chief Executive Officer
Lihua International, Inc.
c/o Lihua Holdings Limited
Houxiang Five Star Industry District
Danyang City, Jiangsu Province, PRC 212312
+86 51 86317399
(Name, address, including zip code, and telephone number including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Tel. No: 212-407-4159 Fax No: 212-407-4990	Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 150 E 42nd Street, 11th Floor New York, NY 10017 Tel. No: 212-370-1300 Fax No: 212-370-7889

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-159705)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller Reporting Company ☒

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	300,000	$4.00	$1,200,000	$66.96
Total	300,000	$4.00	$1,200,000	$66.96

(1)
Pursuant to Rule 416 of the Securities Act of 1933, as amended, shares offered hereby also include such presently indeterminate number of shares of the Registrant’s shares as a result of stock splits, stock dividends or similar transactions.

This Registration Statement shall become effective upon filing with the SEC in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended. Lihua International, Inc. (the “Registrant”) hereby incorporates by reference into this registration statement, the contents of the Registration Statement on Form S-1 (Registration No. 333-159705), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on September 4, 2009 (the “Prior Registration Statement”). This registration statement is being filed solely to increase the number of shares being offered in the public offering. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. Exhibits and Financial Statement Schedules.

All exhibits filed or incorporated by reference in the registrant’s Registration Statement on Form S-1, as amended (File No. 333-159705), are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

EXHIBIT NUMBER	DESCRIPTION
5.1	Opinion of Loeb & Loeb LLP regarding legality of securities
23.1	Consent of AGCA, Inc.
23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-1 and has authorized this Form S-1 to be signed on its behalf by the undersigned in the City of Danyang, People’s Republic of China, on  September 4, 2009.

LIHUA INTERNATIONAL, INC.

By:	/s/ Jianhua Zhu
Name: Jianhua Zhu
Title: Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Jianhua Zhu	Chairman, Chief Executive Officer and President	September 4, 2009
Jianhua Zhu	(Principal Executive Officer)

/s/ Jianhua Zhu*	Chief Financial Officer	September 4, 2009
Yang “Roy” Yu	(Principal Accounting Officer)

/s/ Jianhua Zhu*	Director	September 4, 2009
Yaying Wang

/s/ Jianhua Zhu*	Director	September 4, 2009
Jonathan Serbin

/s/ Jianhua Zhu*	Director	September 4, 2009
Robert Bruce

/s/ Jianhua Zhu*	Director	September 4, 2009
Su Liu

*By:	/s/ Jianhua Zhu Jianhua Zhu, as attorney-in-fact

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
5.1	Opinion of Loeb & Loeb LLP regarding legality of securities
23.1	Consent of AGCA, Inc.
23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)